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                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of ClearWorks.net, Inc. of our report dated May 18, 1999 relating to the consolidated financial statements of ClearWorks.net, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                             /s/ McManus & Co., P.C.

                                             McMANUS & CO., P.C.

Morris Plains, New Jersey
January 12, 2000